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Pricing Supplement No. 4         Filing under Rule 424(b)(3)
Dated December 5, 1996           Registration File No. 333-06456
(to Prospectus dated August 6,
1996 and Prospectus Supplement
dated August 7, 1996)







                        $275,000,000
                The St. Paul Companies, Inc.
                 Medium-Term Notes, Series C



          Principal Amount:        $1,000,000

          Fixed Interest Rate:     6.57%

          Stated Maturity:    December 11, 2006

          Issue Price (as a percentage of
            principal amount):      100%

          Selling Agent's Commission (%):      .625%

          Net Proceeds to the Company (%):   99.375%

          CUSIP No. 79286LDD1

          Settlement Date (original
            issue date): December 9, 1996

          Selling Agent: Goldman, Sachs & Co.




          As of the date of this Pricing Supplement, the aggregate initial public offering price of the Debt
Securities (as defined in the Prospectus) which has been sold (including the Notes to which this Pricing Supplement relates) is $23,000,000.


                    GOLDMAN, SACHS & CO.

                J.P. MORGAN SECURITIES, INC.